EXHIBIT 10.4
SECOND AMENDMENT TO
EMPLOYMENT OFFER LETTER
     This Second Amendment (this “Second Amendment”) to the Employment Offer Letter (the “Offer Letter”), dated as of January 3, 2008, between Jones Soda Co., a Washington corporation (“Employer”), and Joth Ricci (“Employee”) is entered into on May 4, 2009.
     WHEREAS, Employer and Employee wish to document an amendment to the Offer Letter;
     NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Employer and Employee hereby agree that, effective May 1, 2009, the Offer Letter shall be amended as follows:
     Effective as of May 1, 2009, you will assume the position of President and Chief Executive Officer. You will perform the duties customarily performed by the President and Chief Executive Officer of a corporation which is, in all respects, similar to Jones Soda and such other duties as may be assigned from time to time by the Board of Directors of the Company. Your role as President and Chief Executive Officer is a full time position.
     Except as modified by the First Amendment dated December 29, 2008 and this Second Amendment, all other terms and conditions of the Offer Letter remain in full force and effect.

JONES SODA CO.

/s/ Jonathan J. Ricci	By	/s/ Michael R. O’Brien

Joth Ricci	Its	Chief Financial Officer